EXHIBIT 10.3

CONSOLIDATION AND REORGANIZATION AGREEMENT

PARTY A: YANGLING DAIYING BIOTECH & PHARMACEUTICAL GROUP CO., LTD.

Registration Place: No. 10 Taicheng South Rd., Yangling Hi-tech Demonstration Zone, Shaanxi

PARTY B: AIBIN CHEN

Number of ID Card: 430321195801030012

Home Address: Yingbin West Rd., Yu Hu District, Xiang Tan City

PARTY C: ZHUOBIN LI

Number of ID Card: 430721197702180192

Home Address: Chanling Rd, Group 1, Cheng Guan Town, An Xiang County, Hunan Province;

Whereas:

Party A, Party B and Party C are shareholders of Hunan Hua Yang Pharmaceutical Co., Ltd., Party A holds 51% of the total shares, Party B and C hold 49% of total shares together through Hong Kong Hua Tai Agent Co., Ltd, (including 17% of shares holding by Party B and 32% of shares holding by Party C).

Whereas,

Party A, Party B and Zhongyu Lu are shareholders of Hunan Ze An Pharmaceutical Co., Ltd., Party A holds 65% of total shares, Party B holds 20% of total shares and Zhongyu Lu holds 15% of total share. On Dec. 5, 2005, Zhongyu Lu sales his 15% of shares to Party B and Party B owes 1.2 million RMB to Zhongyu Lu to obtain these shares. Zhongyu Lu is no longer shareholder of Hunan Ze An Pharmaceutical Co., Ltd.

Whereas:

Party B proposed and Party A agreed to pay Zhongyu Lu and Party B agrees to transfer this 15% of shares from Zhongyu to Party A. Party A will pay Zhongyu Lu two year later started from the date of execution of this agreement.

In order to optimize the capital and resources and cut down operation cost and management cost, with the agreement of shareholders of the two companies, the Parties will reorganize Hunan Hua Yang Pharmaceutical Co., Ltd. and Hunan Ze An Pharmaceutical Co., Ltd. The three parties reached the following terms about the consolidation:

1.	SUPPORTING FINANCIALS FOR CONSOLIDATIONS:

The terms of this consolidation is based on the Balance Sheet ended on December 31, 2005 of Hunan Hua Yang Pharmaceutical Co., Ltd. and Balance Sheet ended on December 31, 2005 of Hunan Ze An Pharmaceutical Co., Ltd..

2.	BENEFICIAL OWNERSHIP

Base on previous ownership of this two companies and the financials ended on December 31 of 2005, both of the parties agrees the registered capital for the company after consolidation, Hunan Hua Yang Pharmaceutical Co., Ltd., is 38,670,000 RMB, among this, Yangling Daiying Biotech & Pharmaceutical Co., Ltd. controls capital of 26,043,700 RMB which equals to 67.3486% of total shares of the consolidated company; Shareholder, Aibin Chen, controls capital of 7,227,900 RMB which equals to 18.6912% of total shares of the consolidated company; Shareholder, Zuobin Li, controls capital of 5,398,400 RMB which equals to 13.9602% of total shares of the consolidated company.

3.	THE COMPANY AFTER THE CONSOLICATION:

Name of the new company: Hunan Hua Yang Pharmaceutical Co., Ltd.;

English Name: Hunan Hua Yang Pharmaceutical Co., Ltd.;

Registration Place: An Xiang Industrial Park, Hu Nan Province

4.	CAPITAL, BENEFICIAL OWNERSHIP AND DEBT BEFORE THE CONSOLIDATION

All of the existing capital, beneficial ownership of Hunan Hua Yang Pharmaceutical Co., Ltd and Hunan Ze An Pharmaceutical Co., Ltd. will belong to Hunan Hua Yang Pharmaceutical Co., Ltd after the consolidation. All of the existing debts and will be taken over by the shareholders of Hunan Hua Yang Pharmaceutical Co., Ltd.

5.	MANAGEMENT STRUCTURE OF THE CONSOLIDATED COMPANY:

The new company will set up the Board of Directors, including five directors; the Chairman will be nominated by Party A. It will also set up Governance Committee with three governance officers. Chief Executive Officers and financial officers will be appointed by the Board of Directors. The company will owns independent accounting department.

6.
Started from the executive date of the agreement, Party A and Party B shall co-operate with each other, and assign somebody to do the registration for Business, Land, Real Estate, Tax, Production Certificates of Medicines, Trademark and other registration process with State Food and Drug Administration, Intellectual Property Bureau, and any other necessary legal processes for consolidation.

7.	Both parties should try to resolve disputes through negotiation after execution of the agreement. If the dispute could not be resolved, both parties have the right to go through the legal process.

8.	Any material matters not included in this agreement can be negotiated between two parties.

9.	The Agreement is executed in six of counterparts, each party hold two copies and the other two copies were back up at the related authorities.

Party A: Yangling Daiying Biotech & Pharmaceutical Group Co., Ltd.

Legal Representative:

Signature:

Party B: Aibin Chen

Signature:

Party C: Zhuobin Li

Signature:

Date: December 18, 2006